Cheviot


Contact:     Thomas J. Linneman                            For immediate release
             513-661-0457



Cheviot Financial Corp. Reports Increase in Third-Quarter and
Nine Month Earnings

CINCINNATI, Ohio - October 23, 2008 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the third fiscal quarter of 2008 of $451,000, or $0.05 cents per share, a 64% increase compared with net earnings of $275,000, or $0.03 cents per share for the third fiscal quarter of 2007. For the nine months ended September 30, 2008 net earnings totaled $994,000, or $0.11 per share, a 32% increase compared with net earnings of $752,000, or $0.08 per share for the comparable nine month period in 2007.

The earnings per share for the three and nine months ended September 30, 2008 were based on weighted average shares outstanding of 8,668,352 and 8,692,243 as compared with weighted average shares outstanding of 8,903,429 and 9,072,297 for the comparable 2007 periods.

The $176,000 increase in 2008 third quarter net earnings is due to a $507,000 increase in net interest income, which was partially offset by an increase in the provision for losses on loans of $110,000, a decrease in other income of $7,000, an increase in general, administrative and other expenses of $85,000 and an increase in the provision for federal income taxes of $129,000.

For the first nine months of 2008, the Company's increase in earnings generally reflected an increase of $793,000 in net interest income, a decrease of $5,000 in general, administrative and other expenses, which were partially offset by a $398,000 increase in the provision for losses on loans, a $49,000 decrease in other income and an increase in the provision for federal income taxes of $109,000. The increase in the provision for losses on loans is a reflection of economic factors and the allocation of approximately $336,000 in reserves for eight residential properties totaling $541,000 which were acquired through foreclosure during the nine months ended September 30, 2008.

Commenting on the Company's performance, President and Chief Executive Officer Thomas J. Linneman stated, "The Company's increase in earnings reflects our strong balance sheet and focus on serving our customers as a traditional community bank. The Company continues to employ a conservative underwriting model in our loan originations. With the economy experiencing unprecedented turmoil we have redoubled our efforts to maintain high asset quality and control our overhead expenses. The Company continues to be financially secure and profitable in these severe economic times."

In January 2008, the Company announced a stock repurchase plan which provided for the repurchase of 5% or 447,584 shares of our common stock. As of September 30, 2008, the Company had purchased 69,075 shares pursuant to the plan at an average price of $9.40.

At September 30, 2008, Cheviot Financial Corp. had consolidated total assets of $328.8 million, total liabilities of $261.4 million, including deposits of $212.7 million, and shareholders' equity of $67.4 million, or 20.5% of total assets. At September 30, 2008, the Savings Bank exceeded all capital adequacy requirements with tangible, core and risk-based capital ratios of 16.7%, 16.7% and 32.2%.

Cheviot Savings Bank was established in 1911 and currently has six full-service offices in Hamilton County, Ohio.

                                      # # #

Unaudited financial statements follow.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                      September 30,          December 31,
                     ASSETS                                                2008                      2007
Cash and cash equivalents                                               $ 7,440                   $ 9,450
Investment securities                                                    40,324                    45,492
Loans receivable                                                        266,600                   249,832
Other assets                                                             14,451                    14,286
                                                                     ----------                ----------
     Total assets                                                     $ 328,815                 $ 319,060
                                                                     ==========                ==========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 212,716                 $ 219,526
Advances from the FHLB                                                   46,060                    28,665
Other liabilities                                                         2,648                     2,949
                                                                     ----------                ----------
      Total liabilities                                                 261,424                   251,140
Shareholders' equity                                                     67,391                    67,920
                                                                     ----------                ----------
      Total liabilities and shareholders' equity                      $ 328,815                 $ 319,060
                                                                     ==========                ==========

                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                           Three months ended                 Nine months ended
                                                              September 30,                      September 30,
                                                         2008              2007             2008             2007
Total interest income                                  $ 4,570          $ 4,515          $ 13,520         $ 13,270
Total interest expense                                   1,993            2,445             6,487            7,030
                                                        -------          -------           -------          -------
      Net interest income                                2,577            2,070             7,033            6,240
Provision for losses on loans                              125               15               413               15
                                                        -------          -------           -------          -------
      Net interest income after provision
       for losses on loans                              l2,452            2,055             6,620            6,225

Other income                                               146              153               362              411
General, administrative and other expense                1,890            1,805             5,530            5,535
                                                        -------          -------           -------          -------
      Earnings before federal income taxes                 708              403             1,452            1,101
Federal income taxes                                       257              128               458              349
                                                        -------          -------           -------          -------
      NET EARNINGS                                      $  451            $ 275             $ 994            $ 752
                                                        =======          =======           =======          =======
Earnings per share - basic and diluted                  $ 0.05           $ 0.03            $ 0.11           $ 0.08
                                                        =======          =======           =======          =======